SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 31, 2014

Atomic Paintball, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Texas	0-52856	75-2942917
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2600 E. Southlake Blvd., Suite 120-366, Southlake, TX 76092
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

817-491-8611
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Current Report on Form 8-K that we filed on September 24, 2014, we entered into a letter agreement (the “Letter”) with Carey Kriz (“Kriz”), pursuant to which the parties expressed the intent to enter into a definitive agreement regarding the Company’s acquisition of certain of Kriz's intellectual property at the consideration of 200,000 shares of the Company’s preferred stock. Pursuant to the Agreement, Kriz also agreed to grant to the Company a license to use certain of Kriz’s intellectual property until December 31, 2014 on an exclusive basis.

We are filing this Report to disclose that we have executed the contemplated definitive Asset Purchase Agreement on October 31, 2014.  Following further negotiations after entering into the Letter, we agreed to issue Kriz 250,000 shares of our to be created Series B Convertible Preferred Stock (the "Stock Consideration") in exchange for Kriz's various source code, software programs and applications, compilations of code, software routines, subroutines and the like, patent applications, copyrights, trade secrets, know-how and other intellectual property which forms a proprietary information system designed to perform functions including but not limited to increasing the ability of retailers and manufacturers to connect with their end customers and to decrease the costs of sales/customers access (the “PIS”), which, after we acquire related intellectual property from other parties, of which there can be no guarantee, we will develop and market.  Pursuant to the Agreement, Kriz also assigned us all of the related trademarks.  We are required to issue the Stock Consideration within ten business days of Closing.  The transaction shall close Close when the assignments of the intellectual property are executed and delivered and the Stock Consideration is delivered.

The Series B Convertible Preferred Stock shall (i) pay a quarterly dividend of $0.125, payable thirty days after the end of each fiscal quarter, (ii) convert at a 10 for 1 ratio, into shares of the Company's common stock, (iii) vote on an converted basis with the Common Stock, and (iv) following the six (6) month anniversary of the Closing, has a 10% per holder, per quarter conversion cap.  These and other final terms and conditions of the Series B Convertible Preferred Stock shall be set forth in a Certificate of Designation, which the Company will file with the Texas Secretary of State within the next 5-10 business days and which shall be effective upon filing; once filed, we shall file the final Certificate of Designation as an exhibit in an amendment to this Report.

The Agreement may be terminated by mutual written consent of both parties or by either party if the Closing does not occur by November 15, 2014.  Either party may also terminate the agreement if any event occurs that makes it impossible for such party to complete its closing conditions.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the provisions of the Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 1.01 of this Report is incorporated by reference herein.

The Stock Consideration was issued pursuant to Rule 506(b) or Section 4(a)(2) of the Securities Act of 1933, as amended, for sales by an issuer not involving a public offering.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company's common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

Item 7.01. Regulation FD Disclosure

On October 31, 2014, we published a press release to announce our entry into the Asset Purchase Agreement.  A copy of press release is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 9.01. Financial Statements and Exhibits

(c)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Asset Purchase Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atomic Paintball, Inc.

Date: November 3, 2014	By:	/s/ Darren Dunckel
Darren Dunckel
Chief Executive Officer